SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

                         [Amendment No............]

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                           McDonald's Corporation
              (Name of Registrant as Specified in Its Charter)

                  (Name of Person(s) Filing Proxy Statement)

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       1)   Amount Previously Paid:
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  [FRONT COVER OF PROXY STATEMENT -- McDonald's Corporation Proxy Statement and
  Notice of 1997 Annual Meeting of Shareholders -- Picture of Golden Arches along with the word Proxy]



  YOUR VOTE IS IMPORTANT

  If you are a registered shareholder, you can ensure that your shares are represented at the Annual Meeting in one of three ways: 1) by completing, signing, dating and mailing your proxy card in the enclosed postage-paid envelope; 2) calling the toll-free number indicated on your proxy to vote by phone; 3) by accessing the World Wide Website indicated on your proxy card to vote via the internet. First Chicago Trust Company of New York (First Chicago) is the independent inspector of election and will receive and tabulate your vote. If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the holder of record.

  IF YOU PLAN TO ATTEND

  We anticipate that a large number of shareholders will attend the meeting. Please note that space limitations make it necessary to limit attendance to shareholders of McDonald's as of the record date. If you are a registered shareholder and plan to attend the Annual Meeting, please bring the admission form on the top of your proxy card. If your shares are held by a bank or broker, please bring your bank or broker statement evidencing your beneficial ownership of McDonald's stock.

  HIGHLIGHTS
  -------------------------------------------------------------------------

  These highlights are a summary. Please read this Proxy Statement completely for all the information needed to vote your proxy.

  McDonald's Corporation's 1997 Annual Meeting of Shareholders will be held at 2:30 p.m. on Thursday, May 22, 1997, in Oak Brook, Illinois. See page 1.

  Shareholders will be asked to elect five Directors to serve until the 2000 Annual Meeting of Shareholders. The nominees for Director are:
  James R. Cantalupo, Enrique Hernandez, Jr., Donald R. Keough, Michael R. Quinlan and B. Blair Vedder, Jr. The Board recommends a vote FOR all nominees. Information about the nominees is on the color insert in the middle of the Proxy Statement.

  The Board's corporate governance guidelines are described on page 7.

  Information about the pay of McDonald's executive management, as well as a report on executive compensation prepared by the Board's Compensation Committee, are on pages 11 through 13 and 5 through 6.

  The Company's cumulative total return to common shareholders for five- and ten-year periods ended December 31, 1996 is compared with returns for the Standard & Poor's 500 Stock Index (S&P 500) and DJIA companies on page 14.

  A description of the Company's confidential voting policy is found on page 16.

  A glossary of capitalized terms is found on the inside back cover.

  Directions to the Annual Meeting are on the inside back cover.

  CHAIRMAN'S MESSAGE TO SHAREHOLDERS AND ANNUAL MEETING NOTICE AND AGENDA
  -------------------------------------------------------------------------

  DEAR FELLOW SHAREHOLDERS:

  It is our pleasure to invite you to McDonald's 1997 Annual Meeting. At the Annual Meeting, we will report on McDonald's past year and our prospects for the future. Also, you will be asked to elect five Directors to serve until the 2000 Annual Meeting of Shareholders.

  Your vote is important. I urge you to consider the issues and to vote your shares as promptly as possible.

  Cordially,

  /s/ Michael R. Quinlan
  ------------------------------------
  Michael R. Quinlan
  Chairman and Chief Executive Officer

  TO THE SHAREHOLDERS OF MCDONALD'S CORPORATION:

  The 1997 McDonald's Corporation Annual Meeting of Shareholders will be held on Thursday, May 22, 1997, at 2:30 p.m. local time, in the Prairie Room at The Lodge at McDonald's Office Campus, corner of Kroc Drive and Ronald Lane, Oak Brook, Illinois. The meeting will consider the following items of business:

  1. The election of five Directors to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified; and

  2. Such other business as may properly come before the meeting or any adjournment thereof.

  By order of the Board of Directors,

  /s/ Gloria Santona
  ---------------------------------
  Gloria Santona
  Secretary

  April 7, 1997

  BOARD OF DIRECTORS
  -------------------------------------------------------------------------

  COMMITTEES OF THE BOARD

  The audit committee is comprised entirely of outside Directors and recommends to the Board independent auditors to audit the Company's financial statements; reviews the audit with the auditors and management; reviews the Company's dealings with Directors and their affiliates;
  reviews financial reporting issues and practices; reviews the Company's legal affairs; consults with the auditors and management regarding risk management and the adequacy of financial and accounting controls; and reports the results of the annual audit to the Board. In carrying out its responsibilities, the Committee regularly meets with the independent auditors without members of management present.

  The compensation committee is comprised entirely of outside Directors and is responsible for developing compensation policies consistent with and linked to the Company's performance. In addition, the Committee evaluates, in consultation with all outside Directors, the performance of the Company's Chief Executive Officer and recommends his compensation and that of all senior management to the Board annually; reviews and approves all other officers' compensation; and recommends to the Board the fees of outside Directors. The Committee administers the 1975 Option Plan, the Incentive Plan and the Deferred Income Plan. The Committee's report on executive compensation can be found on pages 5 through 6.

  The nominating and corporate governance committee is comprised entirely of outside Directors and establishes criteria for Board membership; searches for and screens candidates to fill vacancies on the Board; recommends an appropriate slate of candidates for election each year and, in this regard, evaluates the performance of individual Directors; assesses the overall performance of the Board; considers issues regarding the composition and size of the Board; and evaluates the Company's corporate governance process. Shareholders wishing to nominate Director candidates for consideration may do so by writing to the Secretary at McDonald's Plaza, Oak Brook IL 60521 and providing the candidate's name, biographical data and qualifications.

  In addition, the Board of Directors has an executive committee which may exercise the broad powers and authority granted to it under the Company's By-Laws.

  The chart below sets forth the composition of the Board's committees as of March 1, 1997, as well as the number of meetings each committee held in 1996.

  -------------------------------------------------------------------------
                                      Number of meetings
  Committee      Member                   in 1996
  -------------------------------------------------------------------------
  Audit          Gordon C. Gray               5
                 Enrique Hernandez, Jr.
                 Robert N. Thurston
                 B. Blair Vedder, Jr.
                 Donald G. Lubin, non-voting Secretary
  -------------------------------------------------------------------------
  Compensation   Donald R. Keough             4
                 Terry L. Savage
                 Ballard F. Smith
                 Robert N. Thurston
  -------------------------------------------------------------------------
  Executive      Donald G. Lubin              0
                 Michael R. Quinlan
                 Fred L. Turner
  -------------------------------------------------------------------------
  Nominating     Hall Adams, Jr.              4
  and Corporate  Donald G. Lubin
  Governance     Andrew J. McKenna
                 Roger W. Stone
  -------------------------------------------------------------------------
  In 1996, the Board met eight times. During 1996, all the Directors attended all the meetings of the Board of Directors and of the committees of which they were members except that one Director was absent from one Board meeting and one Director was absent from one committee meeting.

  COMPENSATION OF THE BOARD

  In 1996, each outside Director earned an annual retainer of $35,000 plus a fee of $2,000 for each Board meeting and $1,000 for each committee meeting attended. The Company offers non-employee Directors the alternative of receiving such fees on a deferred basis under the Company's Stock Plan. The Stock Plan provides a vehicle for outside Directors to align their interests with those of shareholders since deferred fees are credited to an account which is adjusted to reflect dividends as well as gains or losses as if invested in Common Stock. Pursuant to the Stock Plan, each outside Director also receives a credit of $17,500 to his or her Stock Plan account at the end of each full year of service, up to a maximum of ten years of service. Distributions under the Stock Plan are payable to participants or their beneficiaries in cash or shares of Common Stock upon retirement or death. Payments may be made in a lump sum or in annual installments over a period not exceeding fifteen years.

  Outside Directors receive stock options pursuant to the Option Plan which was approved by shareholders in 1995. Under the Option Plan, each newly appointed outside Director receives an option to purchase 1,000 shares of Common Stock. Each outside Director, except Mr. Hernandez, received a grant of 1,000 options on May 23, 1996, the date of last year's annual meeting. Mr. Hernandez received an option to purchase 1,000 shares of Common Stock on July 9, 1996, the date of his appointment to the Board. The option exercise price in each case was the fair market value of the Common Stock on the date of grant.

  The Company reimburses its Directors and in certain limited circumstances, spouses who accompany Directors, for travel, lodging and related expenses they incur in attending Board and Committee meetings. Mr. Lubin and Mr. Thurston also received the use of corporate vehicles with values of $11,100 and $3,075, respectively, in 1996.

  Directors who are Company employees are not paid for their services as Directors and are not eligible to participate in the Stock Plan or the Option Plan. As with its employees, including executives, the Company does not offer a pension plan to its outside Directors.

  DIVERSITY

  Diversity remains an important criteria when evaluating candidates for the Board. Presently, one female and two minority males serve on the Board, and 36 minority men and women are officers. Also, more than 54% of middle management employees and over 28% of franchisees are female and minorities.

  ADVISORY DIRECTORS

  Advisory Directors are appointed by the Board of Directors each year to serve in a non-voting capacity. They present management's perspective on matters of interest to the Board. Advisory Directors for the past year are (left to right): Claire H. Babrowski, Henry E. Gonzalez, Jr., Carleton D. Pearl, and Thomas M. Whaley.

  [Picture of Advisory Directors]

  SECURITY OWNERSHIP INFORMATION
  -------------------------------------------------------------------------

  Management believes that the Company's Directors and Executive Officers more effectively represent McDonald's shareholders, whose interests they are charged with protecting, if they are shareholders themselves. To ensure officers retain significant stockholdings in the Company, officers are required to acquire and maintain specified levels of stock ownership under the officer stock ownership program instituted earlier this year.

  Our Executive Officer group beneficially owned (directly and through employee benefit plans) approximately 7.7 million shares of Common Stock on February 1, 1997. Directors and Executive Officers have sole voting and investment power over shares held directly, except for 429,057 shares held in joint accounts, over which they have shared voting and investment power. They also have sole voting and dispositive power over the shares credited or allocated to their accounts under the various benefit plans. No Director or Executive Officer owns more than 1.0% of any class of stock. Directors and Executive Officers as a group owned (directly and through benefit plans) approximately 1.1% of the Common Stock as of February 1, 1997.

  Pursuant to plan provisions, participants in the Profit Sharing Program and related equalization plans may direct the voting of unallocated and unvoted plan shares. In addition, outside Directors may vote shares credited to their accounts pursuant to the Stock Plan. All such shares over which Directors and Executive Officers have voting power are shown as beneficially owned, except for unvoted plan shares, which are not shown because the number cannot be determined at this time.

  The following table details the stock ownership of the named individuals and group as of February 1, 1997.

  -------------------------------------------------------------------------
                                     Beneficial ownership
                                     of Common Stock
  Beneficial owner                   (a,b,c,d,e,f)
  -------------------------------------------------------------------------
  Hall Adams, Jr.                           3,924
  Robert M. Beavers, Jr.                  438,030
  James R. Cantalupo                      841,553
  Gordon C. Gray                           13,802
  Jack M. Greenberg                       515,454
  Enrique Hernandez, Jr.                    4,200
  Donald R. Keough                         10,306
  Donald G. Lubin                          43,337
  Andrew J. McKenna                        24,006
  Michael R. Quinlan                    1,422,327
  Edward H. Rensi                         601,880
  Terry L. Savage                          16,636
  Paul D. Schrage                         479,751
  Ballard F. Smith                         50,391
  Roger W. Stone                           23,434
  Robert N. Thurston                       69,849
  Fred L. Turner                        1,340,859
  B. Blair Vedder, Jr.                     28,534
  Directors and Executive Officers
  as a group (the Group) (27 persons)   7,970,672

  (a)To the Company's knowledge, no shareholder beneficially owned more than 5% of the Company's Common Stock as of February 1, 1997.

  (b)Included are shares of Common Stock as to which beneficial ownership is disclaimed, as follows: Messrs. Gray, 2,500; Keough, 400; McKenna, 320; Rensi, 39,101; Schrage, 18,000; and the Group, 82,416. The disclaimed shares are owned by spouses or in a custodial capacity for children.

  (c)Excluded are 24,000 shares held of record by Mr. McKenna in his capacity as Trustee of the Schwarz Paper Company Profit Sharing Trust.

  (d)Included are shares of Common Stock over which the following have voting power pursuant to employee benefit plan provisions, as follows: Messrs. Beavers, 27,441; Cantalupo, 3,445; Greenberg, 1,670; Quinlan, 2,985; Rensi, 3,000; Schrage, 2,479; Turner, 17,645; and the Group, 106,367.

  (e)Included are shares of Common Stock which could be acquired within 60 days after February 1, 1997, pursuant to stock options in the following amounts: Messrs. Adams, 1,001; Beavers, 128,700; Cantalupo, 641,375; Gray, 1,001; Greenberg, 427,750; Keough, 1,001;
     Lubin, 1,001; McKenna, 1,001; Quinlan, 997,500; Rensi, 475,500;
     Schrage, 282,700; Smith, 1,001; Stone, 1,001; Thurston, 1,001;
     Turner, 329,750; Vedder, 1,001; Ms. Savage, 1,001; and the Group,
     4,695,935.

  (f)Included are shares of Common Stock over which the following have voting power pursuant to provisions of the Stock Plan and related trust: Messrs. Adams, 1,523; Gray, 6,165; Keough, 5,905; Lubin, 13,459; McKenna, 12,685; Smith, 22,342; Stone, 18,433; Thurston
     20,920; Vedder, 22,663; and Ms. Savage, 14,135.

  ELECTION OF DIRECTORS
  -------------------------------------------------------------------------

  At the 1997 Annual Meeting, in accordance with the Company's Restated Certificate of Incorporation and By-Laws, five Directors are to be elected, each to serve a three-year term until the 2000 Annual Meeting of Shareholders or until a successor is elected and qualified.

  The Company's Restated Certificate of Incorporation currently provides that the Board of Directors shall consist of not less than 11 nor more than 24 members, with the exact number fixed by resolution of the Board. Currently, the number of Directors is 18, and there is one class of six Directors, one class of seven Directors and one class of five Directors. Effective at this year's Annual Meeting, the number of Directors has been decreased from 18 to 16. Accordingly, after that time there will be two classes of five Directors and one class of six Directors.

  NOMINEES

  The five persons nominated by the Board of Directors for election at the 1997 Annual Meeting are: James R. Cantalupo, Enrique Hernandez, Jr., Donald R. Keough, Michael R. Quinlan, B. Blair Vedder, Jr.

  A proxy cannot be voted for more than five persons. If any nominee becomes unable to serve for any reason (which is not anticipated), the shares represented by the enclosed proxy may be voted for such substituted nominee as may be designated by the Board of Directors, unless before the meeting the directorship has been eliminated by a reduction in the size of the Board.

  Unless otherwise directed, the shares represented by the enclosed proxy, when signed and returned or voted via telephone or the internet, will be voted FOR the election of the five nominees.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL FIVE
  NOMINEES.

  VOTING INFORMATION

  Elections for Directors are decided by a plurality of the votes of the shares of Common Stock and Series D Preferred Stock represented in person or by proxy, and entitled to vote on the election of Directors at the 1997 Annual Meeting.

  EXECUTIVE COMPENSATION
  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
  -------------------------------------------------------------------------

  DEAR FELLOW SHAREHOLDERS:

  Our Committee is responsible for approving officers' compensation, recommending senior management compensation to the Board of Directors, and administering the Company's stock option and incentive plans. Our decisions are based on our understanding of McDonald's business and its long-term strategies, as well as our knowledge of the capabilities and performance of the Company and its executives.

  PHILOSOPHY

  We believe that the Company and its shareholders are best served by running the business with a long-term perspective while striving to deliver consistently good annual results. Therefore, the Company's executive compensation program has been designed to attract, energize, reward and retain superior talent that will produce strong results and enhance McDonald's position in a highly competitive global business. Toward that end, in the past year we have implemented changes to this program which will increase the risk-reward element of our executives' compensation, both through changes to our Target Incentive Plan (TIP) and the adoption of a new Long Term Incentive Plan (LTIP), which will provide a benefit only if specified performance targets are met over a three-year period.

  We have always believed that the Company's executives will more effectively represent McDonald's shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Accordingly, we focus our executives' attention on managing McDonald's as owners of the business by encouraging our officers to have significant stock ownership in the Company. Our profit sharing program and stock option plans are designed to facilitate share ownership by our executives. To ensure that officers retain significant stockholdings in the Company, in 1997 we instituted minimum ownership requirements applicable to all officers.

  SENIOR MANAGEMENT COMPENSATION

  Our Committee conducts an overall review of compensation annually because we believe that compensation for our executives should be competitive with other high-performing companies and alternative careers within the McDonald's System (i.e., careers as a franchisee or supplier) in order to motivate and retain the talent needed to produce superior results.

  The process we use to establish compensation is not purely a mechanical one. We review information supplied by independent consultants to determine the competitiveness of McDonald's total compensation package with that of a peer group. The peer group, which we use solely for compensation comparison purposes, consists of the 26 companies comprising the DJIA on which our consultants have data. In addition to reviewing competitive pay information, we also review five- and ten-year shareholder returns for the Company and its peer group as illustrated in the graphs set forth on page 14 of this Proxy Statement.

  Moreover, because the Committee believes that special management talents and sensitivities are required to balance the unique relationships between and among the Company, its employees, franchisees and suppliers, we go beyond a simple evaluation of competitive salary information and Company financial results in making compensation decisions. We include in our consideration qualitative factors which we believe contribute significantly to building McDonald's global brand, thereby optimizing shareholder value over the long term. The Company has always believed that in order for it to prosper, its franchisees must prosper as well. We are now linking that belief to executive compensation; beginning in 1997, we will also measure performance against certain financial targets related to U.S. franchisee cash flow and profitability.

  We do not seek to position compensation within any particular range as compared to the peer group. At this point in time, each element of cash compensation for the Named Officers approximates the middle of the peer group's range, while stock options are well above the median, consistent with our philosophy that a significant portion of compensation should be at risk.

  ANNUAL CASH COMPENSATION

  Annual cash compensation for senior management, as for all employees, consists of base salary and a variable, at risk incentive under TIP (Target Incentive Plan). Throughout this report, references to salaries for 1996 relate to salaries established on April 1, 1996 based on performance in 1995, while references to TIP payments for 1996 relate to TIP payments made on April 1, 1997 based on performance during 1996.

  Our Committee annually establishes an executive's base salary based on our evaluation of the executive's level of responsibility and individual performance, considered in light of competitive pay practices. We gauge individual performance in many areas, including: the development and execution of strategies, leadership, people development, ability to balance the many relationships which together form the McDonald's System, and contributions in the previous year to programs which affected the performance of the Company and the McDonald's System. Base salaries for senior management increased in 1996 based on our assessment of individual performance as evidenced by 1995's financial achievements (strong worldwide operating income, improved return on assets, and growth in both earnings per share and net income) and progress on strategic initiatives during the year.

  Consistent with our view that there should be a significant risk-reward element to executive cash compensation, in 1996 the Committee increased the proportionate amount of executive compensation under the TIP. Under that program, each employee is assigned a target incentive at the beginning of the year (the greater the individual's responsibility, the higher the percentage of target incentive to salary). In order to determine the annual incentive to be awarded, an individual's target incentive is initially adjusted by an overall Company performance factor; then a team performance factor, reflecting the overall results of the organizational unit for which the executive is responsible, and an individual performance factor are applied.

  In determining annual target incentive awards for 1996 performance, our Committee reviewed overall corporate and System performance during 1996 as measured by the following factors: financial results (operating income, net income and earnings per share, and return on assets), customer satisfaction, market share and progress on key strategic initiatives.

  As discussed in this year's Annual Report to Shareholders, although 1996 was another record-breaking year for McDonald's, the Company's financial performance was not up to our standards. Consequently, no base salary merit increases were granted to any of the Company's officers for 1997, and 1996 target incentive awards were significantly decreased from 1995 awards.

  STOCK OPTIONS

  Options have proven to be an effective means of linking executive pay with the creation of shareholder wealth, since an optionee will benefit only if McDonald's stock price increases. Options granted to executives have a life of ten years, vest over seven years and have an exercise price equal to the fair market value of the Common Stock on the grant date. In establishing guidelines for the size of stock option awards, we consider the following criteria (in order of importance): level of responsibility, achievement of plan objectives and the implementation of key strategies. Individual awards to members of senior management are made within these guidelines, dependent primarily upon current individual performance and, to a lesser extent, on the potential for positively influencing future results. In granting options early in 1996, we considered the corporate and strategic achievements during 1995 described under Annual Cash Compensation as well as the number of options granted to individuals in previous years.

  CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Quinlan participates in the compensation program described throughout this report and, consistent with our compensation philosophy, at-risk compensation represents the predominant portion of Mr. Quinlan's total compensation package. Based on his outstanding performance in 1995, Mr. Quinlan's salary was increased on April 1, 1996 from $1,068,400 to $1,132,500 and in early 1996 he also received options to purchase 331,000 shares of Common Stock. Consistent with all other officers, Mr. Quinlan will not receive a merit increase in 1997. On April 1, 1997, Mr. Quinlan was awarded an incentive payment under TIP of $932,000 (compared with $1,050,000 for the previous year) based on the Committee's assessment of the Company's performance in 1996 as well as Mr. Quinlan's leadership in a difficult competitive environment.

  POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

  Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid to certain officers to $1 million. Our Committee is obligated to recognize and reward performance which increases shareholder value and will exercise its discretion in determining whether or not to conform the Company's executive compensation plans to the approach provided for in the code. Assuming continued deferral of compensation by certain officers, we expect that most, if not all, compensation will qualify as a tax deductible expense.

  Respectfully submitted,
  The Compensation Committee


  /s/ Robert N. Thurston        /s/ Donald R. Keough
  -----------------------       ---------------------
  Robert N. Thurston            Donald R. Keough
  Chairman


  /s/ Terry L. Savage           /s/ Ballard F. Smith
  -----------------------       ---------------------
  Terry L. Savage               Ballard F. Smith

  BOARD OF DIRECTORS
  -------------------------------------------------------------------------

  RESPONSIBILITIES

  The Board's primary responsibilities are:

  Evaluating the performance of the Company and its executive management;

  Reviewing and, where appropriate, approving fundamental operating, financial and other corporate strategies, as well as major plans and objectives;

  Providing advice and counsel to the Chief Executive Officer and executive management;

  Overseeing management to ensure that the Company's assets are safeguarded and business is conducted in compliance with laws and regulations; and

  Evaluating the overall effectiveness of the Board, as well as selecting and recommending to shareholders for election an appropriate slate of candidates.

  CORPORATE GOVERNANCE

  THE BOARD'S CORPORATE GOVERNANCE GUIDELINES INCORPORATE PRINCIPLES BY WHICH THE BOARD HAS BEEN OPERATING FOR MANY YEARS. AMONG OTHER THINGS, THE GUIDELINES PROVIDE THAT:

  A majority of Directors should consist of outside Directors and independence is important in the selection of new candidates. The Board itself is responsible for selecting candidates for membership and for extending invitations to join the Board.

  Outside Directors shall have primary responsibility for matters relating to the selection and succession of the Chief Executive Officer and the compensation of the Chief Executive Officer and executive management. The Chief Executive Officer receives a performance review conducted annually by the Chairman of the Compensation Committee.

  Outside Directors meet alone with the Chief Executive Officer generally at each Board meeting and, at least once each year, evaluate the performance of executive management and discuss matters of succession planning and management development with the Chief Executive Officer.

  Outside Directors meet without members of management at least twice each year.

  The Board meets on a bi-monthly basis. The agenda is set by the Chairman and Chief Executive Officer, and Directors may suggest items for inclusion. Information about the Company's business, performance and prospects, as well as information regarding recommendations for action by the Board is made available to the Board a reasonable period before each meeting.

  At least once each year, Directors review the Company's strategic plans and evaluate the impact of such plans on the Company's performance and on the value of shareholders' interests.

  The Nominating and Corporate Governance Committee annually evaluates the performance of the Board. The Chairman of the Nominating and Corporate Governance Committee reports the Committee's conclusions to the entire Board and recommends to the Chairman appropriate changes for consideration by the entire Board.

  The Board may either combine or separate the offices of Chairman and Chief Executive Officer.

  Only outside Directors serve on the Audit, Compensation and Nominating and Corporate Governance Committees.

  Directors have access to the System's management around the world.

  BIOGRAPHICAL INFORMATION

  Biographical information as of March 1, 1997 regarding each Director including each Director nominated for election and each Director whose term of office will continue after the Annual Meeting is set forth on the following pages.

  [PICTURES OF BOARD OF DIRECTORS AND NOMINEES]

  Hall Adams, Jr. Retired Chief Executive Officer of Leo Burnett & Co., Inc. Director of The Dun & Bradstreet Corporation and Sears, Roebuck and Co. Class of 1999. Age: 63. Director since 1993.

  Robert M. Beavers, Jr. Senior Vice President. Director of NICOR Inc. Class of 1999. Age: 53. Director since 1984.

  James R. Cantalupo. Nominee. President and Chief Executive Officer - - International. Director of Morton International Inc. Class of 1997. Age:
  53. Director since 1987.

  Gordon C. Gray. Chairman and Chief Executive Officer of Rio Algom Limited, a Canadian mining company and metals distributor. Director of Rogers Communications Inc. and Stone-Consolidated Corporation. Class of 1999. Age: 69. Director since 1982.

  Jack M. Greenberg. Vice Chairman, Chairman - U.S.A. since 1996.
  Previously, Vice Chairman and Chief Financial Officer. Director of Arthur
  J. Gallagher & Co., Harcourt General, Inc. and Stone Container
  Corporation. Class of 1998. Age: 54. Director since 1982.

  Enrique Hernandez, Jr. Nominee. President and Chief Executive Officer of Inter-Con Security Systems, Inc., a provider of comprehensive security services for commercial, industrial and government customers. Director of Great Western Financial Corporation. Class of 1997. Age: 41.
  Director since 1996.

  Donald R. Keough. Nominee. Chairman of Allen & Company, Incorporated, investment bankers, and advisor to the Board of Directors of The Coca-Cola Company since 1993. Previously, President, Chief Operating Officer and a Director of The Coca-Cola Company. Director of Excalibur Technologies Corporation, H.J. Heinz Company, The Home Depot, Inc. and The Washington Post Company. Class of 1997. Age: 70. Director since 1993.

  Donald G. Lubin. Partner of the law firm of Sonnenschein Nath &
  Rosenthal, which provides legal services to the Company on a regular basis. Director of Molex Incorporated. Class of 1998. Age: 63. Director since 1967.

  Andrew J. McKenna. Chairman and Chief Executive Officer of Schwarz Paper Company, a printer, converter, producer and distributor of packaging and promotional materials. Director of Aon Corporation, Dean Foods Company, First Chicago NBD Corporation, Skyline Corporation and Tribune Company. Class of 1998. Age: 67. Director since 1991.

  Michael R. Quinlan. Nominee. Chairman and Chief Executive Officer. Director of The Dun & Bradstreet Corporation and The May Department Stores Company. Class of 1997. Age: 52. Director since 1979.

  Edward H. Rensi. President and Chief Executive Officer - U.S.A. Director of International Speedway Corporation and Snap-on Incorporated. Class of 1998. Age: 52. Director since 1982.

  Terry L. Savage. Financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs. Previously, commentator for CBS News (WBBM-TV) in Chicago. Class of 1999. Age: 52. Director since 1990.

  Roger W. Stone. Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products. Director of Morton International Inc., Option Care, Inc., Stone Container Corporation and Stone-Consolidated Corporation. Class of 1998. Age: 62. Director since 1989.

  Robert N. Thurston. Business consultant.  Director of ACNielson
  Corporation and Ag-Bag International Limited. Class of 1998. Age: 64. Director since 1974.

  Fred L. Turner. Senior Chairman since 1990. Previously, Chairman. Director of Aon Corporation, Baxter International Inc. and W.W. Grainger, Inc. Class of 1999. Age: 64. Director since 1968.

  B. Blair Vedder, Jr. Nominee. Retired Chief Operating Officer of Needham Harper Worldwide, Inc. Class of 1997. Age: 72. Director since 1988.

  RETIRING DIRECTORS

  Mr. Schrage and Mr. Smith have chosen not to seek reelection at this year's Annual Meeting. We thank them for their many contributions over the years.

  Paul D. Schrage. Senior Executive Vice President, Chief Marketing Officer. Director since 1988.

  Ballard F. Smith. Former Chairman of Premier Food Services, Inc. Director since 1983.

  SUMMARY COMPENSATION TABLE
  -------------------------------------------------------------------------

  The following table summarizes total compensation earned by or paid for services rendered in all capacities to the named executive officers (Named Officers), during each of the years ended December 31, 1996, 1995 and 1994.


  -------------------------------------------------------------------------------------------------------------
                           Annual compensation                    Long-term compensation
                                                         -----------------------------------------
                                                                   Awards               Payouts
                                                         ---------------------------   -----------
                                                          Restricted   Securities                     All other
  Name and                                                stock        underlying      LTIP*       compensation
  principal position         Year   Salary($)  Bonus($)   awards($)    options(#)(a)   payouts($)        ($)(b)
  -------------------------------------------------------------------------------------------------------------
  Michael R. Quinlan         1996  $1,116,475  $  932,000    0           331,000        0           $384,703
  Chairman of the Board and  1995   1,050,925   1,050,000    0           529,000        0            362,937
  Chief Executive Officer    1994     998,875     950,000    0           350,000        0            167,055

  Edward H. Rensi            1996     783,525     415,000    0           175,000        0            228,750
  President and              1995     752,375     495,422    0           181,000        0            225,675
  Chief Executive Officer-   1994     711,375     485,462    0           176,000        0            129,056
  U.S.A.

  James R. Cantalupo         1996     776,250     477,500    0           200,000        0            236,314
  President and              1995     732,675     547,934    0           181,000        0            224,468
  Chief Executive Officer-   1994     684,025     499,194    0           176,500        0            124,100
  International

  Jack M. Greenberg          1996     752,601     462,000    0           190,000        0            227,457
  Vice Chairman,             1995     714,250     520,792    0           181,000        0            216,516
  Chairman-U.S.A.            1994     668,875     473,478    0           176,000        0            121,337

  Paul D. Schrage            1996     538,900     236,300    0            62,000        0            156,619
  Senior Executive           1995     519,150     283,672    0            63,000        0            151,510
  Vice President and         1994     493,725     262,147    0            72,600        0             99,401
  Chief Marketing Officer
  -----------------------------------------------------------------------------------------------------------
  *Long-Term Incentive Plan

  (a)  The securities underlying the options are shares of Common Stock.

  (b)  These amounts represent Company contributions and allocations to:
       (i) the Profit Sharing Program and related equalization plans; (ii) the Deferred Income Plan; and (iii) premiums on group term life insurance. For 1996, the amounts in each category were as follows:
       Messrs. Quinlan, $25,254, $346,255 and $13,194; Rensi, $121,055,
       $98,391 and $9,304; Cantalupo, $66,558, $160,515 and $9,241;
       Greenberg, $155,979, $62,514 and $8,964; and Schrage, $116,865,
       $24,322 and $15,432. Amounts which have been included with respect to the equalization plans and Deferred Income Plan represent the Company's obligation to pay such amounts to participants. The amount of All other compensation reported for Mr. Cantalupo in 1995 has been corrected from the 1996 Proxy Statement.

  STOCK OPTION GRANTS IN 1996

  Options granted to the Named Officers were about 6% of the total number of options granted in 1996. All options granted will expire on the tenth anniversary of their respective grant dates and become exercisable over a seven-year period. Option exercise prices were in all cases equal to the fair market value of a share of Common Stock on the date the option was granted. The options have no value unless the Company's stock price appreciates and the recipient satisfies the applicable vesting requirements.

  The following table shows the stock options granted to the Named Officers during 1996 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the Named Officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

  For a perspective, in ten years one share of Common Stock valued at $49.25 on April 1, 1996 would be worth $80.22, assuming the hypothetical 5% compounded growth rate, or $127.76, assuming the hypothetical 10% compounded growth rate.

  Another way to look at this is to express these amounts in today's dollars by applying a present value approach to the hypothetical appreciation rates. These results are shown in the last two columns of the table.

  -------------------------------------------------------------------------
                           Individual grants
                  ---------------------------------------------------------
                      Number of         % of
                     securities        total
                     underlying      options
                        options   granted to     Exercise
                        granted    employees        price     Expiration
  Name                   (#)(a)   in 1996(b)       ($/Sh)           date
  -------------------------------------------------------------------------
  Michael R. Quinlan   300,000        2.0%        $49.250        4/01/06
                        31,000         .2          52.125        3/18/06
  Edward H. Rensi      175,000        1.2          49.250        4/01/06
  James R. Cantalupo   200,000        1.3          49.250        4/01/06
  Jack M. Greenberg    190,000        1.3          49.250        4/01/06
  Paul D. Schrage       62,000         .4          49.250        4/01/06

                    Potential realizable        Present value at assumed
                    value at assumed rates of   rates of stock price
                    stock price appreciation    appreciation(c,d)
                    for option term(c)
                    --------------------------  --------------------------

                          5%           10%             5%          10%
  -------------------------------------------------------------------------
  Michael R. Quinlan  $9,291,918   $23,547,545    $4,903,806   $12,427,209
                       1,016,215     2,575,289       529,810     1,342,644
  Edward H. Rensi      5,420,286    13,736,068     2,860,554     7,249,205
  James R. Cantalupo   6,194,612    15,698,363     3,269,204     8,284,806
  Jack M. Greenberg    5,884,881    14,913,445     3,105,744     7,870,565
  Paul D. Schrage      1,920,330     4,866,493     1,013,453     2,568,290
  -------------------------------------------------------------------------
  INCREASE IN VALUE
  TO ALL COMMON
  SHAREHOLDERS(e)  $21.6 billion $54.8 billion $11.4 billion $28.9 billion

  (a)  The securities underlying the options are shares of Common Stock.
  (b) Based on the total number of options granted to employees under the 1975 Option Plan and the Incentive Plan.
  (c) Calculated over a ten-year period, representing the life of the options.
  (d) Calculated assuming an investment in a ten-year, zero coupon U.S. Treasury note made at the time the options were granted (6.73% on March 18, 1996 and 6.60% on April 1, 1996).
  (e) Calculated using a Common Stock price of $49.250, the closing market price on April 1, 1996, which is the exercise price of substantially all of the options granted in 1996, and the total weighted average number of common shares outstanding for 1996.

  AGGREGATED OPTION EXERCISES IN 1996 AND FISCAL YEAR-END OPTION VALUES
  TABLE

  The following table shows information concerning the exercise of stock options by each of the Named Officers during 1996, and the value of all remaining exercisable and unexercisable options at December 31, 1996, on a pre-tax basis.

  -------------------------------------------------------------------------
                                                Number of
                                               securities        Value of
                                               underlying     unexercised
                                              unexercised    in-the-money
                       Shares                  options at      options at
                     acquired                    12/31/96        12/31/96
                           on      Value           (#)(b)          ($)(c)
                     exercise   realized     Exercisable/    Exercisable/
  Name                    (#)     ($)(a)    unexercisable   unexercisable
  -------------------------------------------------------------------------
  Michael R. Quinlan   135,000  $5,444,415    1,065,250/      $26,626,591/
                                              1,369,750        17,625,891
  Edward H. Rensi       60,750   2,550,811      431,750/       10,192,100/
                                                643,750         8,324,015
  James R. Cantalupo    40,800   1,565,739      666,375/       17,723,523/
                                                695,125         9,039,947
  Jack M. Greenberg     20,000     723,230      395,250/        8,914,243/
                                                673,750         8,704,960
  Paul D. Schrage        8,000     323,184      267,200/        7,050,091/
                                                259,000         3,652,825
  -------------------------------------------------------------------------
  (a) Calculated by subtracting the exercise price from the market value of the Common Stock as of the exercise date.
  (b)  The securities underlying the options are shares of Common Stock.
  (c) Calculated using the market value of the Common Stock at December 31, 1996 ($45.375 per share) less the per share option exercise price multiplied by the number of exercisable or unexercisable options, as the case may be.

  COMPARISON OF TOTAL SHAREHOLDER RETURNS
  -------------------------------------------------------------------------

  At least annually, we consider which companies comprise a readily identifiable investment peer group. Given the unique nature of our business, we have consistently concluded that no one group of companies stands out.

  For instance, McDonald's is included in published restaurant indices. However, unlike most other companies included in these indices, which have no or limited international operations, McDonald's does business in more than 100 countries and nearly 60 percent of our operating income comes from outside the U.S. In addition, by virtue of our size, McDonald's inclusion in those indices tends to skew the results. Hence, we believe such a comparison would not be meaningful.

  This view is shared by many who evaluate our Company, as they often consider:
  -------------------------------------------------------------------------
  Our operating characteristics and marketing of branded products around the world, which place McDonald's among global food and beverage companies;

  Our recognizable brand and the retail nature of our business, which place McDonald's among global consumer products companies;

  Our strong financial position, growing cash flow, solid international presence and global brand power which place McDonald's among global branded growth companies; and

  Our capitalization, trading volume and importance in an industry that is vital to the U.S. economy, which have resulted in McDonald's inclusion in the DJIA since 1985.
  -------------------------------------------------------------------------

  Thus, in the absence of any readily identifiable peer group for McDonald's, we believe use of the companies comprising the DJIA as the group for comparison is appropriate. Like McDonald's, many DJIA companies generate meaningful sales and revenues outside the U.S. and some manage global brands. Also, investors who are looking for an investment in blue chip stocks often look at the DJIA as a benchmark.

  The two performance graphs which follow depict McDonald's cumulative total shareholder returns (i.e., price appreciation and reinvestment of dividends) relative to the S&P 500 and the companies comprising the DJIA (including McDonald's) for the five- and ten-year periods ended December 31, 1996. Returns shown are for years ended December 31, and for the DJIA companies, returns are weighted for market capitalization as of the beginning of each year.

  FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS
  [GRAPH]
                      91     92      93     94      95     96
  -------------------------------------------------------------------------
  McDonald's        $100    129    153     158    245      248
  S&P 500           $100    108    118     120    165      203
  DJIA companies    $100    105    116     122    172      222
  -------------------------------------------------------------------------
  Source: S&P Compustat

  TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS
  [GRAPH]
                   86   87   88   89   90   91   92   93   94   95    96
  -------------------------------------------------------------------------
  McDonald's      $100  109  121  176  150  198  256  302  312  485  490
  S&P 500         $100  105  123  162  157  204  220  242  245  337  415
  DJIA companies  $100  106  122  158  161  204  213  237  249  351  452
  -------------------------------------------------------------------------
  Source: S&P Compustat

  OTHER INFORMATION
  -------------------------------------------------------------------------

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. The Company believes that during the period from January 1, 1996 through December 31, 1996, its Executive Officers and Directors complied with all applicable Section 16(a) filing requirements except that Mr. Keough filed one late report covering one transaction and Mr. Beavers filed four late reports covering four quarterly acquisitions of Common Stock pursuant to the reinvestment of dividends. This conclusion is based solely on a review of copies of such forms furnished to the Company in accordance with SEC regulations and certain written representations received by the Company.

  RELATED PARTY TRANSACTIONS

  In 1996, the Company and its subsidiaries purchased approximately $7.1 million worth of products (principally premiums and gift items) from Group II Communications, Inc., comprising more than 5% of Group II's gross revenues for its last fiscal year. Mr. McKenna, a Director of the Company, is the holder of 51% of the stock of Group II. The Company believes that such purchases were made on terms at least as favorable as would have been available from other parties and expects to continue its dealings with Group II in 1997 on similar terms.

  In 1996, as part of its ongoing share repurchase program, the Company purchased shares of Common Stock from Mr. Greenberg, a Director and Executive Officer of the Company, for $442,605 (the New York Stock Exchange composite closing price on the date of purchase). Mr. Greenberg acquired these shares through the exercise of stock options.

  1998 ANNUAL MEETING - RECEIPT OF SHAREHOLDER PROPOSALS

  Any shareholder proposal must be submitted in writing to the Secretary of the Company at McDonald's Plaza, Oak Brook, IL 60521 and received by December 8, 1997, if it is to be considered for inclusion in the Company's 1998 proxy materials.

  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

  The Company will provide, without charge, a copy of McDonald's Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, (including any financial statements, and a list describing any exhibits not contained therein) upon written request addressed to:
  Investor Relations Service Center, McDonald's Corporation, McDonald's Plaza, Oak Brook IL 60521. The exhibits to the 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

  GENERAL INFORMATION ABOUT THE ANNUAL MEETING
  -------------------------------------------------------------------------

  PROXY SOLICITATION

  This Proxy Statement and the accompanying proxy and voting instruction card are being furnished to shareholders of the Company beginning on or about April 7, 1997 in connection with the solicitation of proxies by the Board of Directors to be used in voting at the Annual Meeting of Shareholders on May 22, 1997, and any adjournment thereof.

  The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to solicit proxies on behalf of the Board at a fee estimated to be $17,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by certain employees and Directors of the Company by mail, by telephone, or personally, without compensation apart from their normal salaries.

  RECORD DATE AND VOTING AT THE ANNUAL MEETING

  Shareholders owning Common Stock or Series D Preferred Stock outstanding at the close of business on March 24, 1997, are entitled to vote at the 1997 Annual Meeting. On that date there were 689,725,084 shares of Common Stock and 181,868 shares of Series D Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock and each share of Series D Preferred Stock is entitled to one vote upon each matter presented at the Annual Meeting. Proxies may be revoked by voting in person at the Annual Meeting, by written notice to the Company's Secretary, or by delivery of a later-dated proxy, in each case prior to the closing of the polls for voting at the Annual Meeting. A proxy card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone or via the internet and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted via telephone or the internet will be voted FOR the slate of five Directors proposed by the Board. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

  All votes cast by proxy or in person at the Annual Meeting will be tabulated by First Chicago, which has been appointed independent inspector of election for the 1997 Annual Meeting. First Chicago will determine whether or not a quorum is present. With respect to the election of Directors, First Chicago will treat votes withheld as shares that are present for purposes of determining a quorum. Directors are elected by a plurality vote, so the five persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election.

  With respect to any other matter properly brought before the meeting, First Chicago will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for adoption, abstentions will have the effect of a vote against adoption. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect such matters.

  Registered shareholders can vote their shares via (1) a toll-free telephone call from the U.S. and Canada, (2) the internet or (3) by mailing their signed proxy card. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. McDonald's has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the internet are set forth on the enclosed proxy card.

  A list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the Company's office at McDonald's Plaza, Oak Brook, IL 60521.

  CONFIDENTIAL VOTING

  It is the Company's policy to protect the confidentiality of shareholder votes throughout the voting process. In this regard, the vote of any shareholder will not be disclosed to the Company, its Directors, officers or employees, except to meet legal requirements or to assert or defend claims for or against the Company or except in those limited circumstances where (1) a proxy solicitation is contested; (2) a shareholder writes comments on a proxy card; or (3) a shareholder authorizes disclosure. Both the tabulators and inspectors of election have been and will remain independent of the Company.

  Nothing in this policy prohibits shareholders from disclosing the nature of their votes to the Company, its Directors, officers or employees, or impairs voluntary communication between the Company and its shareholders, nor does this policy prevent the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.

  AUDITORS

  The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1997. Ernst & Young LLP audited such statements for the year ended December 31, 1996, and a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement, if the firm elects to do so, and to respond to appropriate questions from shareholders.

  Glossary

  As used in this Proxy Statement the following terms have the following meanings:

  COMMON STOCK:
  McDonald's Corporation Common Stock

  DEFERRED INCOME PLAN:
  McDonald's Corporation Deferred Income Plan

  DJIA:
  Dow Jones Industrial Average companies as constituted on December 31,
  1996

  INCENTIVE PLAN:
  McDonald's Corporation 1992 Stock Ownership Incentive Plan

  CODE:
  Internal Revenue Code of 1986, as amended and the regulations thereunder

  1975 OPTION PLAN:
  McDonald's Corporation 1975 Stock Ownership Option Plan

  OPTION PLAN:
  McDonald's Corporation Non-Employee Director Stock Option Plan

  PROFIT SHARING PROGRAM:
  McDonald's Corporation Profit Sharing Program

  SEC:
  Securities and Exchange Commission

  STOCK PLAN:
  McDonald's Corporation Directors' Stock Plan

  The following trademarks used herein are owned by McDonald's Corporation:
  McDonald's, the McDonald's Golden Arches logo and Hamburger University.

  [copyright] 1997 McDonald's Corporation
  McD7-3399

  DIRECTIONS TO THE LODGE AND HAMBURGER UNIVERSITY

  [Map]

  FROM O'HARE AIRPORT

  I-294 south to I-88 west (to Aurora). Exit I-88 at Cermak Road (1st exit immediately after York Road toll booth). At 22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go two stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

  FROM DOWNTOWN CHICAGO

  I-290 west (Eisenhower Expressway) to I-88 west (to Aurora). Exit I-88 at Cermak Road (1st exit immediately after York Road toll booth). At 22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go two stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

  FROM I-294 SOUTH

  I-294 north to I-88 west (to Aurora). Exit I-88 at Cermak Road (1st exit immediately after York Road toll booth). At 22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go two stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

  FROM I-355 FROM NORTH OR SOUTH OR I-88 WEST

  From either direction, take I-88 exit (east to Chicago) to Midwest Road. Exit at Midwest Road (stoplight), turn left. Take Midwest Road to 31st Street (next stoplight), turn left. Take 31st Street to Jorie Boulevard, turn left. Take Jorie Boulevard to Kroc Drive (stoplight), turn right. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

  [BACK COVER OF PROXY STATEMENT -- Picture of Golden Arches]

  HOME OFFICE
  McDonald's Corporation
  McDonald's Plaza
  Oak Brook IL 60521
  630-623-3000



  [FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR NON-EMPLOYEE
  SHAREHOLDERS]

  PROXY VOTING INSTRUCTION CARD                ANNUAL MEETING TICKET

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

  McDONALD'S 1997 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 2:30 P.M. (CENTRAL TIME) ON THURSDAY, MAY 22, 1997 AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE, OAK BROOK, ILLINOIS. If you plan to attend the Annual Shareholders' Meeting, please tear-off and keep the upper portion of this form as your ticket for admission to the meeting.

  YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common and Preferred Stock of McDonald's Corporation which you are entitled to vote or to direct the voting of.

  Please consider the issues discussed in the Proxy statement and cast your vote by:
  - completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope.
  - calling 1-800-652-8683 toll-free from the U.S. and Canada between 6 a.m. and 8 p.m. (Central Time) Monday through Saturday to vote by phone.
  - accessing the World Wide Web site http://www.vote-by-net.com to vote via the internet.

  If voting by phone or via the internet, the sequence of numbers appearing on your proxy card below will be necessary to verify your vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card.

                              YOUR VOTE COUNTS

                                          [LOGO]    McDonald's Corporation
                                                    McDonald's Plaza
                                                    Oak Brook IL 60521
  Detach Here
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                                                                       9826
  PROXY CARD

  THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

  The undersigned, revoking any proxy previously given, appoint(s) Michael
  R. Quinlan and Gloria Santona, or either of them, as proxies with full powers of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1997 Annual Shareholders' Meeting and authorizes each to vote at his or her discretion on any other matter that may properly come before the meeting, or any adjournment thereof. IF THIS SIGNED CARD CONTAINS NO SPECIFIC VOTING INSTRUCTION, MY
  (OUR) SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

  BOARD NOMINEES: 1. James R. Cantalupo, 2. Enrique Hernandez, Jr., 3. Donald R. Keough, 4. Michael R. Quinlan and 5. B. Blair Vedder, Jr.

                                FOR ALL NOMINEES
                                EXCEPT AS NOTED
                                BELOW               WITHHOLD

  Election of Directors              / /               / /

  / / Do not mail me future Annual Reports. Another household member receives one.

  / /  Waive confidential voting.

  / /  Comments are on reverse side.

  PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

  X
  --------------------------

  X                             Date           , 1997         [LOGO]
  --------------------------         ---------
  [REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR NON-EMPLOYEE SHAREHOLDERS]

  COMMENTS:

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                                          [LOGO]



  [FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR EMPLOYEE
  SHAREHOLDERS]

  PROXY VOTING INSTRUCTION CARD                ANNUAL MEETING TICKET

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

  McDONALD'S 1997 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 2:30 P.M. (CENTRAL TIME) ON THURSDAY, MAY 22, 1997 AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE, OAK BROOK, ILLINOIS. If you plan to attend the Annual Shareholders' Meeting, please tear-off and keep the upper portion of this form as your ticket for admission to the meeting.

  YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of McDonald's Corporation which you are entitled to vote or to direct the voting of, including those shares in McDonald's employee benefit plans. If you wish to provide different voting instructions for the benefit plan shares, complete the reverse side of this card.

  Please consider the issues discussed in the Proxy statement and cast your vote by:
  - completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope.
  - calling 1-800-652-8683 toll-free from the U.S. and Canada between 6 a.m. and 8 p.m. (Central Time) Monday through Saturday to vote by phone.
  - accessing the World Wide Web site http://www.vote-by-net.com to vote via the internet.

  If voting by phone or via the internet, the sequence of numbers appearing on your proxy card below will be necessary to verify your vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. Employees may vote by phone or via the internet unless they wish to provide different voting instructions for the benefit plan shares.

                              YOUR VOTE COUNTS

                                     [LOGO]         McDonald's Corporation
                                                    McDonald's Plaza
                                                    Oak Brook IL 60521
  Detach Here
  -------------------------------------------------------------------------
                                                                       9826
  PROXY CARD

  THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

  The undersigned, revoking any proxy previously given, appoint(s) Michael
  R. Quinlan and Gloria Santona, or either of them, as proxies with full powers of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1997 Annual Shareholders' Meeting and authorizes each to vote at his or her discretion on any other matter than may properly come before the meeting, or any adjournment thereof. IF THIS SIGNED CARD CONTAINS NO SPECIFIC VOTING INSTRUCTION, MY
  (OUR) SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

  EMPLOYEES:  Please see message on reverse.

  BOARD NOMINEES: 1. James R. Cantalupo, 2. Enrique Hernandez, Jr., 3. Donald R. Keough, 4. Michael R. Quinlan and 5. B. Blair Vedder, Jr.

                                FOR ALL NOMINEES
                                EXCEPT AS NOTED
                                BELOW               WITHHOLD

  Election of Directors              / /               / /

  / / Do not mail me future Annual Reports. Another household member receives one.

  / /  Waive confidential voting.

  / /  Comments are on reverse side.

  PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

  X
  --------------------------

  X                             Date           , 1997         [LOGO]
  --------------------------         ---------


  [REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR EMPLOYEE
  SHAREHOLDERS]

  INFORMATION FOR McDONALD'S EMPLOYEES ONLY

  Your vote on the front of this card directs the trustees of the Profit Sharing Program and various Equalization Plans (collectively referred to as the "Plans") to vote the shares credited to your accounts under the Plans. When you vote these shares, you should consider your long-term best interests as a Plan participant.

  In addition, you are also directing the trustees to vote shares held in the Plans that have not been voted and shares that have not been credited to participants' accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other participants.

  If you want to vote the Plan shares you own or the shares you are voting for other Plan participants differently from the way you voted on the front, please check the "comment" box on the front and mark your direction below.

  Your directions to vote shares held in the Plans will be kept confidential by First Chicago Trust Company of New York, the independent inspectors of election, even if you waive confidential voting on the front of this card.

  -------------------------------------------------------------------------

  IF YOU WISH TO VOTE ALL SHARES IN THE SAME WAY, YOU DO NOT NEED TO COMPLETE THE SECTION BELOW. SIMPLY FOLLOW THE VOTING INSTRUCTIONS ON THE FRONT OF THIS CARD.

  THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                                  PLAN SHARES NOT YET
                           PLAN SHARES OWNED      CREDITED OR UNVOTED
                         ---------------------    --------------------
                         FOR ALL                  FOR ALL
                         NOMINEES                 NOMINEES
                         EXCEPT AS                EXCEPT AS
                         NOTED BELOW  WITHHOLD    NOTED BELOW  WITHHOLD

  Election of Directors  -----------  --------    ------------ --------

                         ---------------------    ---------------------

  COMMENTS:

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                                          [LOGO]